UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 2, 2014

DARLING INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Special Performance Unit Grants

Darling International Inc. (the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) dated October 5, 2013 with VION Holding N.V., a Dutch limited liability company (“VION”), to acquire the shares (other than certain minority interests) of VION Ingredients, a division of VION (“VION Ingredients”). In connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), which is anticipated to occur on January 7, 2014, the Company has determined to make awards of Performance Units and Other Stock-Based Awards (the “Awards”) under the Darling International Inc. 2012 Omnibus Incentive Plan (the “Plan”) to certain employees selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

Grant Date. Awards will be granted effective as of, and conditioned on, the Closing.

Award Recipients. Awards will be granted to a group of senior executives of the Company and VION Ingredients as selected by the Committee, including North America-based executives (the “North American Executives”) and Europe-based executives (the “European Executives”).

Form of Awards. For North American Executives, each Award will be in the form of “Performance Units” (as defined under the Plan) for a specified number of shares of common stock of the Company (“Shares”). For European Executives, each Award will be in the form of a combination of an “Other Stock-Based Award” (as defined under the Plan) comprised of fully vested Shares issued as of Closing (representing 25% of the total Award), and Performance Units for a specified number of Shares (representing the other 75% of the Award). Awards will cover an aggregate of 975,000 Shares. The number of Performance Units to be granted at Closing to the current named executive officers are as follows: Randall C. Stuewe, 100,000; Colin Stevenson, 100,000; and John F. Sterling, 25,000.

Performance Units will vest in three equal installments on the first, second and third anniversaries of the Closing (each, a “Vesting Date”) based on attainment of specified levels of Adjusted EBITDA for the Company and VION Ingredients for fiscal years 2014, 2015 and 2016, respectively. To earn the installment for a Vesting Date, the target level of Adjusted EBITDA for both the Company and VION Ingredients must be achieved for the immediately preceding fiscal year. If the target level of Adjusted EBITDA for the fiscal year for both the Company and VION Ingredients is not achieved, the installment for the related Vesting Date will be forfeited. If the target level of Adjusted EBITDA for the fiscal year for either the Company or VION Ingredients is achieved, but is not achieved for the other entity, a portion of the installment for the related Vesting Date may be earned as follows:

Percentage of Performance Goal Achieved		Percentage of Installment Vesting on the Vesting Date
Company target goal achieved, VION Ingredients goal achieved at following percentage of target	VION Ingredients target goal achieved, Company goal achieved at following percentage of target
98%	99%	90%
96%	98%	80%
94%	97%	70%
Below 94%	Below 97%	0%

To the extent an Award is vested on a Vesting Date, the Award will be settled by delivery of fully vested Shares as of the Vesting Date, subject to any applicable tax withholding requirements. Each Award will accrue additional Performance Units for any cash dividends paid by the Company on the Shares during the performance period. These additional Performance Units are subject to the same performance-based vesting conditions applicable to the underlying Award.

Solely for purposes of the Awards, “Adjusted EBITDA” for the Company or VION Ingredients, as applicable, for a given period means the entity’s earnings before interest, taxes, depreciation and amortization for that period, subject to adjustment for the effect of certain unusual or non-recurring items listed in Section 12.3 of the Plan.

Termination Treatment. Generally, an Award recipient must remain employed with the Company and its subsidiaries through each Vesting Date to become vested in the Award on that Vesting Date, subject to the performance requirements described above. If an Award recipient terminates employment before a Vesting Date for any reason other than death or disability, any unvested portion of the Award will be forfeited. In case of termination of employment due to death or disability, a prorated portion (based upon the Award recipient’s actual period of service prior to the Vesting Date) of the Award will vest on each Vesting Date based on actual performance results.

The description of the Awards contained herein is qualified in its entirety by reference to the form of Performance Unit Award Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Change in Certain Officers

In connection with Neil Katchen’s previously announced change in position and the Company’s anticipated acquisition of VION Ingredients, the Committee changed the title of Martin W. Griffin from Executive Vice President—Co-Chief Operations Officer to Executive Vice President – Chief Operations Officer – Darling North America, effective January 2, 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Performance Unit Award Agreement under the Darling International Inc. 2012 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 6, 2014	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Unit Award Agreement under the Darling International Inc. 2012 Omnibus Incentive Plan.